UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2009

US GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 George Street, Third Floor

Toronto, Ontario, Canada M5A 2N4

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

Resource Update

On May 12, 2009, US Gold Corporation (the “Company”) was advised by Pincock, Allen & Holt (“Pincock”) that an error was discovered in the resource estimate previously provided by Pincock with respect to the Company’s Magistral property in Mexico.  As illustrated in the table below, the resource estimate previously disclosed by the Company in a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2009 was overestimated by approximately 95,414 ounces:

	Previously Reported 4/29/09*			Revised as of 5/12/09*
Resource Category	Tonnage (MM tons)	Gold Ounces	Avg. Grade (opt)	Tonnage (MM tons)	Gold Ounces	Avg. Grade (opt)
Magistral, Mexico
Measured	7.6	420,277	0.055	6.5	345,604	0.054
Indicated	2.6	120,739	0.046	2.3	99,998	0.044
Measured + Indicated	10.3	541,016	0.053	8.7	445,602	0.051

Footnotes:

*Figures may not add due to rounding.

The Company’s resource estimates for its properties, including the revised estimates for the Magistral property, are set forth below:

	Imperial Units*
Resource Category	Tonnage (MM tons)	Gold Ounces	Avg. Grade (opt)
Tonkin, Nevada
Measured	19.3	820,000	0.042
Indicated	16.3	627,000	0.039
Measured + Indicated	35.6	1,447,000	0.041
Inferred	9.3	311,000	0.033

Gold Bar, Nevada
Measured	17.9	616,600	0.034
Indicated	7.2	156,000	0.022
Measured + Indicated	25.1	772,600	0.031
Inferred	8.9	188,940	0.021

Magistral, Mexico
Measured	6.5	345,604	0.054
Indicated	2.3	99,998	0.044
Measured + Indicated	8.7	445,602	0.051

	Imperial Units*
Resource Category	Tonnage (MM tons)	Silver Ounces	Avg. Grade (opt)
Palmarito, Mexico
Measured	2.9	5,991,521	2.05
Indicated	1.2	2,480,527	2.04
Measured + Indicated	4.1	8,472,048	2.04
Inferred	1.8	3,349,242	1.91

Footnotes:

*Figures may not add due to rounding.

Cautionary Statements

This Item 8.01 provides a technical summary of certain current exploration and development activities and results of the Company.  The reports that contain such exploration and development results were prepared in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards pursuant to National Instrument 43-101 (NI 43-101).  As a company listed on the Toronto Stock Exchange, we are required to comply with NI 43-101, which requires the preparation of a technical report and includes estimates of potential mineral resources for further targeted exploration disclosed pursuant to the applicable provisions of NI 43-101.  However, reporting requirements in the United States for disclosure of mineral properties are governed by the SEC and included in the SEC’s Securities Act Industry Guide 7 entitled “Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations” (“Guide 7”).  NI 43-101 and Guide 7 standards are substantially different.  For example, the SEC only permits the disclosure of proven or probable reserves, which in turn, requires the preparation of a feasibility study demonstrating the economic feasibility of mining and processing the mineralization.  We have not received a feasibility study with regard to any of our properties and none of our properties have any “reserves” as defined by Guide 7.  We cannot be certain that any part of the mineralized material at any of our properties will ever be confirmed or converted into Guide 7 compliant “reserves”.  U.S. investors are cautioned not to assume that all or any part of the mineralized material will ever be confirmed or converted into reserves or that a potential mineral resource can be economically or legally extracted.

This section uses the terms “measured resources,” “indicated resources” and “measured and indicated resources.”  We advise U.S. investors that these terms are not recognized by the SEC.  The estimation of measured resources and/or indicated resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves as defined in Guide 7.  U.S. investors are cautioned not to assume that mineral resources in these categories will be converted into reserves.

This section also uses the term “inferred resources.”  We advise U.S. investors that this term is not recognized by the SEC.  This estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.  U.S. investors are cautioned not to assume that estimates of inferred mineral resources exist, are economically minable, or will be upgraded into measured or indicated mineral resources.

Cautionary Statement

Certain statements contained herein or in the exhibits furnished with this report made by or on behalf of the Company may contain forward-looking statements.  Such forward-looking statements are sometimes identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and involve a number of risks and uncertainties that could cause actual results to differ materially from projected results.  Factors that could cause actual results to differ materially include, among others, drilling results, commodity prices, industry conditions, the availability of drill rigs and other support services, environmental and governmental regulations, availability of financing, judicial proceedings, force majeure events and other risks factors as described from time to time in the Company’s filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2008.  Most of these factors are outside the control of the Company.  Investors are cautioned not to put undue reliance on forward-looking statements.  Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

US GOLD CORPORATION

Date: May 12, 2009	By:	/s/ Perry Ing
Perry Ing, Vice President, Chief Financial Officer and Secretary